Exhibit 10.30

Construction Agreement

First part contract agreement

Contractor (full name): Sichuan Vtouch Technology Co., Ltd

Contractor (full name): Sichuan Chunqiu Development and Construction Group Co. , Ltd.

According to the “Contract Law of the People’s Republic of China” , “ Construction Law of the People’s Republic of China” and relevant laws and regulations, following the principles of equality, voluntariness, fairness and good faith, both parties At once Vtouch capacitive touch screen and touch machine R & D and production base project construction and related

Relevant matters were reached through consensus and the following agreements were reached:

1 ,Project Overview

1. Project name: Vtouch capacitive touch screen and touch machine R&D and production base project

2. construction place: Tianfu Town, Wenjiang District, Chengdu City

3. Project approval number: Sichuan Investment Preparation【2105-510115-0 4-01-762692】 No. FGWB-0242 .

4. Sources of funds: self-financing

5. Engineering Content: All construction drawings .

6. Planned total construction area: 21564.53 m²

7. Project contracting scope:

The scope of project construction shown in the construction drawings (mainly including civil engineering, decoration work engineering, water and electricity installation projects, water supply and drainage projects, fire protection projects, outdoor general leveling projects )

2. Contract duration

Planned start date: 2021 August 15

Planned completion date: August 15, 2022

Total calendar days of construction period: 365 days (calendar days). If the total calendar days of the construction period are inconsistent with the calculated duration days based on the aforementioned planned start and completion dates, the total calendar days of the construction period shall prevail. The total calendar days of the construction period shall be calculated from the official issuance of the commencement notice by the employer.

3. Quality standards

The engineering quality meets the qualified standards.

4. Contract price and form of contract price

1. The provisional total price of the signed contract is:

RMB (in words: Seventy six million yuan), in figures ¥ 76000000 yuan, subject to the actual completion settlement price.

Contract price form:

According to the national standards of the People’s Republic of China, such as the “Valuation Specification for Construction Engineering Bill of Quantities” (GB50500-2013), the “Valuation Quota for Construction Engineering Bill of Quantities in Sichuan Province” in 2020, and relevant supporting policy documents, the settlement shall be based on the actual amount.

5. Prepayment and Progress Payment

1. Payment of advance payment

Advance payment ratio or amount: 20% advance payment.

Advance payment deadline: Within 3 months of commencement of work.

The method of deducting advance payment: deduct it from the settlement payment.

2. Payment method for project progress payment:

The progress payment for the project shall be made on a monthly basis. The contractor shall submit the completed quantity report for the previous month before the 25th of each month. After being reviewed by the supervisor and the owner, 70% of the monthly completed output value shall be paid within 10 days,

Within 10 days after the completion acceptance is qualified, Party A shall pay 90% of the approved output value to Party B. Within 30 days after both parties complete the completion settlement, Party A shall pay 97% of the total approved settlement price to Party B, as well as a quality guarantee deposit of 3% (50% of the quality guarantee deposit shall be refunded within 2 years after the completion acceptance is qualified, and 50% of the quality guarantee deposit shall be refunded within 5 years after the completion acceptance is qualified, all without interest).

6. Project manager

Contractor project manager: Luo Qinghong .

7. Composition of Contract Documents

This agreement, together with the following documents, constitutes the contract document:

(1) Notification of winning bid (if any);

(2) Tender letter and its appendices (if any);

(3) Special contract terms and attachments;

(4) Notify contract terms;

(5) Technical standards and requirements;

(6) Drawings;

(7) Bid Priced Bill of Quantities or Budget Book

(8) Other contract documents;

All documents related to the contract formed during the process of contract formation and performance constitute an integral part of the contract documents.

The above-mentioned contract documents include the supplements and modifications made by the contracting parties to this contract document. For documents of the same type, the latest one signed shall prevail. The special contract terms and their attachments must be signed or stamped by the contracting parties.

Promise

1.The developer promises to perform project approval procedures in accordance with legal provisions, raise project construction funds, and pay contract payments in accordance with the time limit and method stipulated in the contract.

2. The contractor promises to organize and complete the project construction in accordance with legal provisions and contract stipulations. Ensure project quality and safety, refrain from subcontracting or illegal subcontracting, and ensure responsibility for defects

Bear the corresponding engineering maintenance responsibilities during the period and warranty period.

3. The contract signed by the employer and the contractor through bidding , both parties understand and undertake

We promise not to sign another agreement for the same project that is contrary to the substantive content of the contract.

9. Word meaning

The words in this Agreement have the same meanings as given in Part 2 of the General Contract Clauses.

10. Signing time

This contract is for 2021 year 7 Signed on the 27th .

11. Place of signing

This contract is in Signed at No. 381, West Section of Haike Road, Wenjiang District, Chengdu .

12 , supplementary agreement

For matters not covered in the contract, the parties to the contract shall sign a supplementary agreement separately. The supplementary agreement shall be the same components.

13. The contract takes effect

This contract starts from The legal representatives or authorized agents of the contracting party and the contractor shall

It will take effect after it is signed and stamped with the official seal of the unit.

14. Number of Contract Copies

This contract is in one form Eight copies, all with the same legal effect, shall be enforced by the contractor Six servings:

Contractor’s two share.

Employer：(seal)	Contractor：(seal)

Sichuan Vtouch Technology Co., Ltd.	Sichuan Spring Development and Construction Group Co., LTD

Legal representative or his authorized agent:	Legal representative or his authorized agent:

(signature)	(signature)

Business license number: 91510115MA6B27GE4J	Business license number: 915100007847372965

Address ： Room 301, Unit 1, Building 13,	Chengdu Wenjiang District

SME Incubation Park,No.319, Qingpi Avenue,	Cross-strait Science and Technology Industrial Park

Chengdu Cross-Strait IT-Industry Development Zone,	Rongtai Avenue 8

Wenjiang District, Chengdu, P.R. China.

post code:	Post code:

legal representative:	legal representative:

Authorized agent: Zhong Xinghai	Authorized agent:

Tel:	Tel:

fax:/	fax:/

mail:/	mail:/

Bank of deposit: Bank of China Wenjiang Branch	Bank of deposit: Chengdu Rural Commercial Bank Co., Ltd. Liucheng Branch

Account:	Account: